EXHIBIT 11


                           MBIA INC. AND SUBSIDIARIES

            COMPUTATION OF EARNINGS PER SHARE ASSUMING FULL DILUTION

                     (In thousands except per share amounts)


                                                         Three Months Ended
                                                               March 31
                                                         ------------------
                                                           1996      1995
                                                         -------    -------

Net income ...........................................   $77,625   $66,006
                                                         =======   =======

Fully diluted shares:

    Average number of common shares outstanding ......    42,489    41,629


    Assumed exercise of dilutive stock options .......       448       489
                                                         -------   -------
                                                          42,937    42,118
                                                         =======   =======

Earnings per share assuming full dilution ............   $  1.81   $  1.57
                                                         =======   =======